Exhibit 5.1

313-465-7000 Fax: 313-465-8000 www.honigman.com

June 18, 2014

WideOpenWest Finance, LLC

7887 East Belleview Avenue, Suite 1000

Englewood, Colorado 80111

Ladies and Gentlemen:

We have acted as counsel to WideOpenWest Finance, LLC, a Delaware limited liability company (“WOW Finance”), WideOpenWest Capital Corp., a Delaware corporation (“WOW Capital” and, together with WOW Finance, the “Issuers”), and each of the guarantors listed on Schedule A hereto, (collectively, the “Guarantors” and together with the Issuers, the “Registrants”), in connection with the preparation of the Registration Statement on Form S-4 (as amended or supplemented, the “Registration Statement”) initially filed by the Registrants on June 18, 2014 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer by the Issuers to exchange (the “Exchange Offer”) up to $100,000,000 aggregate principal amount of the Issuers’ outstanding unregistered 10.250% Senior Notes due 2019 (the “Old Notes”) for a like principal amount of the Issuers’ 10.250% Senior Notes due 2019 registered under the Securities Act (the “New Notes”). The New Notes are to be issued pursuant to an Indenture, dated as of July 17, 2012, as amended by the First Supplemental Indenture dated April 1, 2014 (the “Indenture”), by and among the Issuers, the Guarantors and Wilmington Trust, National Association, as Trustee (the “Trustee”); and the New Notes are to be guaranteed by the Guarantors as set forth in the Indenture (the “Guarantees”).

In so acting, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificates of incorporation, certificates of formation, bylaws, operating agreements and other comparable organizational documents of the Issuers and the Guarantors, as applicable, (ii) authorizing board or manager resolutions of the Issuers and the Guarantors with respect to the issuance of the New Notes, (iii) the Indenture, including Article X thereof describing the Guarantees, (iv) the Registration Statement, (v) that certain Registration Rights Agreement, dated as of April 1, 2014, by and among WOW Finance, WOW Capital, Credit Suisse Securities (USA) LLC, and JP Morgan Securities LLC (the “Registration Rights Agreement”), and (vi) the form of the New Notes.  We have also examined such other certificates, documents and records and have considered such matters of law and of fact, and relied upon such certificates and other information furnished to us as we have deemed appropriate as a basis for our opinions set forth below.

Based upon the foregoing, and subject to the qualifications set forth in this opinion letter, it is our opinion that when (i) the Registration Statement has become effective under the Securities Act, (ii) the New Notes have been duly executed, authenticated, issued and delivered by the Issuers and the Trustee in accordance with the terms of the Indenture against receipt of a

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like principal amount of the Old Notes surrendered and cancelled in exchange therefor in the manner described in the Registration Statement, and (iii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended:

(a) the New Notes will constitute valid and binding obligations of the Issuers, and

(b) the Guarantees will constitute valid and binding obligations of the Guarantors,

in each case, except as limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights, and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding at law or in equity), and to limitations on availability of equitable relief, including specific performance.

The law covered by the opinions expressed in this opinion letter is limited to the laws of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the federal laws of the United States of America.

Insofar as the opinions expressed in this opinion letter relate to or are governed by the laws of the State of Alabama, the laws of the State of Georgia, the laws of the State of Indiana, or the laws of the State of South Dakota (collectively, the “Local Opinion Jurisdictions”), we have relied, without independent investigation, upon the opinions of Wilkerson & Bryan, P.C., Alston & Bird LLP, Lewis & Kappes, P.C., and Cutler & Donahoe, LLP, respectively, which opinions are filed as Exhibits 5.2, 5.3, 5.4 and 5.5, respectively, to the Registration Statement.  Specifically, we have assumed that each Guarantor that is organized under one of the Local Opinion Jurisdictions (i) is validly existing, (ii) has the requisite corporate or limited liability company power to create its obligations under the applicable Guarantee to which it is a party, and (iii) has taken the necessary steps to authorize its entering into such obligations under the law of the jurisdiction under which it is organized.

We have further assumed that at or prior to the authentication and delivery of the New Notes, the Issuers’ and the Guarantors’ authorization of the New Notes and the Guarantees, and the form thereof, will not have been modified or rescinded, and there will not have occurred any change in law affecting the New Notes or the Guarantees, including their authorization, authentication, execution, delivery, or validity.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under the Securities Act.

Very truly yours,

/s/ Honigman Miller Schwartz and Cohn LLP

c:	PDT/JHK/REW/JRM

Schedule A

Note Guarantors

Exact name of guarantor as specified in its organizational document	State or other jurisdiction of incorporation or organization

WideOpenWest Networks, LLC	Delaware
WideOpenWest Michigan, LLC	Delaware
WideOpenWest Ohio, LLC	Delaware
WideOpenWest Illinois, LLC	Delaware
WideOpenWest Cleveland LLC	Delaware
Sigecom, LLC	Indiana
WideOpenWest Mid-Michigan Holdings, LLC	Delaware
WideOpenWest Mid-Michigan, LLC	Delaware
Kite Parent Corp.	Delaware
Knology, Inc.	Delaware
Knology of Montgomery, Inc.	Alabama
Knology Total Communications, Inc.	Alabama
Knology of the Wiregrass, Inc.	Alabama
Wiregrass Telcom, Inc.	Alabama
Communications One, Inc.	Alabama
Valley Telephone Co., LLC	Alabama
Knology Broadband, Inc.	Delaware
Knology Data Center Services, Inc.	Delaware
Knology of Central Florida, Inc.	Delaware
Knology Provider Solutions Group, Inc.	Delaware
Knology of Alabama, Inc.	Delaware
Knology of Augusta, Inc.	Delaware
Knology of Charleston, Inc.	Delaware
Knology of Columbus, Inc.	Delaware
Knology of Georgia, Inc.	Delaware
Knology of Huntsville, Inc.	Delaware
Knology of Kentucky, Inc.	Delaware
Knology of Knoxville, Inc.	Delaware
Knology of Nashville, Inc.	Delaware
Knology of South Carolina, Inc.	Delaware
Knology of South Dakota, Inc.	Delaware
Knology of Tennessee, Inc.	Delaware
Knology of Kansas, Inc.	Delaware
ITC Globe, Inc.	Delaware
Knology of Florida, LLC	Delaware
BHFC Publishing, LLC	Delaware

Exact name of guarantor as specified in its organizational document	State or other jurisdiction of incorporation or organization

Globe Telecommunications, Inc.	Georgia
Knology of the Valley, Inc.	Georgia
Knology Community Telephone, Inc.	South Dakota
Black Hills Fiber Systems, Inc.	South Dakota
Knology of the Plains, Inc.	South Dakota
Knology of the Black Hills, LLC	South Dakota
WOW Business Services, LLC	Delaware